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                                                                    EXHIBIT 10.7

                                      NOTE

$80,000.00                                                        April 20, 2001

        FOR VALUE RECEIVED, the undersigned, a full-time regular employee of Pain Therapeutics, Inc., promises to pay to Pain Therapeutics, Inc., a Delaware corporation (the "COMPANY"), or order, the principal sum of Eighty Thousand Dollars ($80,000.00), together with interest on the unpaid principal hereof from the date hereof at the fixed rate of eight percent (8.00%) per annum, compounded annually.

        Principal and interest shall be due and payable no later than January 31, 2004. Should the undersigned fail to make full payment of principal or interest for a period of ten (10) days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

        The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

        Pain Therapeutics, Inc., the holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against any collateral securing this Note in the event of default.

        In the event the undersigned shall cease to be a full-time regular employee, or paid consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

        Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.


PAIN THERAPEUTICS, INC.

By:        /s/ REMI BARBIER                  /s/ DAVID L. JOHNSON
    --------------------------------      --------------------------------
           Remi Barbier                      David L. Johnson

Title: President, CEO and Chairman of the Board